SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2012

MIRAGE CAPITAL CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	333-176169	45-2426430
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2850 W. Horizon Ridge Parkway

Suite 200

Henderson, NV 89052

(Address of principal executive offices)

Phone: 619-688-1799

(Registrant’s Telephone Number)

3160 Camino Del Rio South,

Number 310, San Diego, CA 92108

(Former name or former address, if changed since last report)

Copy of all Communications to:

The Krueger Group, LLP

7486 La Jolla Boulevard

La Jolla, California  92037

858-405-7385

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

.      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MIRAGE CAPITAL CORPORATION

Form 8-K

Current Report

ITEM 5.01. CORPORATE NAME CHANGE OF REGISTRANT

Until recently, the Certificate of Incorporation, as amended from time to time (the “Certificate”), of Alternative Energy Media, Inc. (the “Company”) provided that the name of the Company was Alternative Energy Media, Inc.  On August 19, 2012, the Company filed an amendment to the Certificate which changed the name of the Company to Mirage Capital Corporation (the “Name Change”).  The board of directors believes that a change of the Company’s name to “Mirage Capital Corporation” will facilitate the Company’s efforts to re-brand itself following the Change-in-Control of the Company announced earlier in August 2012.

Changing the Company’s name will not have any effect on its corporate status, the rights of stockholders, or the transferability of outstanding share certificates.  After the Name Change takes effect, stock certificates bearing the name “Alternative Energy Media, Inc.” will represent shares in Mirage Capital Corporation.

In connection with the Name Change, the trading symbol and CUSIP number of the common stock will also be changed.  The Company will apply to FINRA for a new trading symbol and to the CUSIP bureau for a new CUSIP number, and subsequently the common stock will be assigned a new trading symbol and a new CUSIP number.

Under the Nevada Revised Statutes and the provisions of our Certificate and Bylaws, approval of the amendment of our Certificate, including the Name Change, requires the affirmative vote or written consent of holders of at least a majority of the voting interests of the Company voting together as a single class.  The majority written consent approving the amendment to the Certificate, including the Name Change, was executed by a majority of the holders of all outstanding shares of stock, which represented as of the record date voting interests equal to 80% of our outstanding common stock.  Consequently, the amendment to the Certificate, including the Name Change, was approved without the vote or written consent of any other stockholders of the Company.

         On August 19, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRAGE CAPITAL CORPORATION
Date: August 19, 2012	By: /s/ Kebi Huang
Kebi Huang
Chief Executive Officer, President & Director

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